UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 21, 2008

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15326 Alton Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 789-1600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The Company has reached agreement with its bank group to extend the waiver of any default arising from the Company’s noncompliance with the financial covenants contained in its $900 million Revolving Credit Facility, $100 million Term Loan A, and $225 million Term Loan B resulting from the impact of deferred tax asset valuation allowance charges. The waiver, which was originally due to expire on March 30, 2008, has been extended an additional 45 days to May 14, 2008. As part of the extension, the Company and the bank group have agreed to reduce the revolving credit facility commitment from $900 million to $700 million. At March 21, 2008, the Company had $90 million of borrowings and $49 million of letters of credit outstanding under the revolving credit facility. The Company is continuing to negotiate with its lenders to amend its bank credit facilities. A copy of the press release announcing the amendment is attached hereto as Exhibit 99.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

99.1	Press Release Announcing Bank Agreement Amendment

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 21, 2008

STANDARD PACIFIC CORP.

By:	/s/ ANDREW H. PARNES
Andrew H. Parnes
Executive Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release Announcing Bank Agreement Amendment